Exhibit 99.1
press release
Paylocity Announces Fourth Quarter and Fiscal 2026 Financial Results
•Q4 2026 Recurring & Other Revenue of $415.6 million, up 12.4% year-over-year
•Q4 2026 Total Revenue of $444.7 million, up 11.0% year-over-year
•FY 2026 Recurring & Other Revenue of $1.651 billion, up 12.2% year-over-year
•FY 2026 Total Revenue of $1.771 billion, up 11.0% year-over-year
•Continued growth in cash flows in FY 2026 - net cash provided by operating activities margin of 30.1% and free cash flow margin of 24.2%
•Repurchased $398.1 million or 2.8 million shares of common stock during FY 2026; $697.8 million or 4.6 million shares repurchased since May 2024
SCHAUMBURG, IL. – August 4, 2026 – Paylocity Holding Corporation (Nasdaq: PCTY), a leading cloud-based provider of HCM, finance and IT software solutions, today announced financial results for the fourth quarter and fiscal 2026, which ended June 30, 2026.

“Fiscal 26 was a strong year as our differentiated position in the market was reflected in solid sales and operational execution, helping to drive 12.2% recurring and other revenue growth and 11.0% total revenue growth. Our durable growth was driven by the continued expansion of average revenue per client and a roughly 7% increase in our client base – while also increasing profitability across our organization. As we continue to expand our product suite, a critical component of our strategy is driven by the launch of Ignite AI, which is designed to help accelerate productivity for HR, Finance, and IT teams across companies of all sizes and industries. Our approach to AI remains focused on driving value for our clients - Ignite AI is woven directly into core workflows to help clients complete tasks faster and surface insights more quickly. In Fiscal 26 we continued to expand our product suite with the acquisition of Grayscale, which expands our recruiting capabilities with AI-powered automation that helps employers engage with candidates earlier and faster, and the announcement of Paylocity Retirement, which helps employers reduce manual work and provide their employees easier access to their retirement savings. Additionally, we launched Elevate Solutions, which pairs our unified platform with dedicated payroll and HR teams who work directly with clients to lighten their administrative workload, allowing them to focus more time on strategic priorities. We also continue to return capital to shareholders by repurchasing $398.1 million or approximately 2.8 million shares of our stock in Fiscal 26. I would also like to thank all of our employees for their efforts supporting our clients, and congratulate our teams for another successful year,” said Toby Williams, President and Chief Executive Officer of Paylocity.

Key Recent Achievements
•FY 2026 Recurring & other revenue of $1.651 billion, up 12.2% year-over-year.
•FY 2026 Total revenue of $1.771 billion, up 11.0% year-over-year.
•FY 2026 GAAP net income increased 18.8% to $269.7 million from $227.1 million in FY 2025 and $4.92 per diluted share from $4.02 in FY 2025, an increase of 22.4%.
•FY 2026 Adjusted EBITDA, a non-GAAP measure, increased 12.3% to $654.9 million from $583.0 million in FY 2025, or 37.0% of Total revenue compared to 36.5% in FY 2025.
•FY 2026 Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, increased 16.4% to $534.9 million from $459.6 million in FY 2025, or 32.4% of Recurring and other revenue compared to 31.2% in FY 2025.
•Completed acquisition of Grayscale Labs, Inc. in April 2026 to expand AI-powered recruiting capabilities

Fourth Quarter Fiscal 2026 Financial Highlights
Revenue:
•Recurring & other revenue was $415.6 million, an increase of 12.4% from the fourth quarter of fiscal 2025.
•Total revenue was $444.7 million, an increase of 11.0% from the fourth quarter of fiscal 2025.
Operating Income:
•GAAP operating income was $84.4 million and non-GAAP operating income was $120.2 million in the fourth quarter of fiscal 2026, compared to GAAP operating income of $66.2 million and non-GAAP operating income of $105.6 million in the fourth quarter of fiscal 2025.
Net Income:
•GAAP net income was $60.3 million or $1.12 per share in the fourth quarter of fiscal 2026 based on 54.0 million diluted weighted average common shares outstanding, compared to $48.6 million or $0.86 per share in the fourth quarter of fiscal 2025 based on 56.3 million diluted weighted average common shares outstanding.
Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $145.5 million in the fourth quarter of fiscal 2026 compared to $130.7 million in the fourth quarter of fiscal 2025.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, was $116.4 million in the fourth quarter of fiscal 2026 compared to $99.9 million in the fourth quarter of fiscal 2025.
Fiscal 2026 Financial Highlights
Revenue:
•Recurring & other revenue was $1.651 billion, an increase of 12.2% from fiscal 2025.
•Total revenue was $1.771 billion, an increase of 11.0% from fiscal 2025.
Operating Income:
•GAAP operating income was $386.0 million and non-GAAP operating income was $557.3 million in fiscal 2026, compared to GAAP operating income of $304.0 million and non-GAAP operating income of $484.4 million in fiscal 2025.
Net Income:
•GAAP net income was $269.7 million or $4.92 per share for fiscal 2026, based on 54.8 million diluted weighted average common shares outstanding, compared to $227.1 million or $4.02 per share for fiscal 2025 based on 56.6 million diluted weighted average common shares outstanding.
Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $654.9 million for fiscal 2026 compared to $583.0 million for fiscal 2025.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, was $534.9 million for fiscal 2026 compared to $459.6 million for fiscal 2025.
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $271.9 million at the end of fiscal 2026.

•Long-term debt totaled $81.3 million as of the end of fiscal 2026, representing borrowings under our credit facility. This reflects approximately $81.3 million repaid on our outstanding balance during fiscal 2026.
•Net cash provided by operating activities for fiscal 2026 was $533.3 million or 30.1% of Total revenue compared to $418.2 million or 26.2% of Total revenue for fiscal 2025.
•Free cash flow, a non-GAAP measure, was $427.8 million or 24.2% of Total revenue for fiscal 2026 compared to $342.8 million or 21.5% of Total revenue for fiscal 2025.
•Free cash flow excluding interest income on funds held for clients, a non-GAAP measure, was $307.8 million or 18.6% of Recurring and other revenue for fiscal 2026 compared to $219.3 million or 14.9% of Recurring and other revenue for fiscal 2025.
A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Change in Deferred Contract Costs Benefit Period

Beginning in fiscal 2027 we will amortize deferred contract costs over an 8-year useful life, an increase from our current 7-year convention. This prospective change is expected to increase fiscal 2027 Adjusted EBITDA margins by approximately 120–140 basis points, depending on business performance, and timing and volume of sales and client implementations, and is reflected in the guidance below.

Business Outlook
Based on information available as of August 4, 2026, Paylocity is issuing guidance for the first quarter and full fiscal 2027 as indicated below.
First Quarter 2027:
•Recurring and other revenue is expected to be in the range of $414.0 million to $419.0 million, which represents approximately 10% growth over fiscal 2026 first quarter recurring and other revenue.
•Total revenue is expected to be in the range of $439.5 million to $444.5 million, which represents approximately 8% growth over fiscal 2026 first quarter total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $152.0 million to $156.0 million.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, is expected to be in the range of $126.5 million to $130.5 million.
Fiscal 2027:
•Recurring and other revenue is expected to be in the range of $1.777 billion to $1.792 billion, which represents approximately 8% growth over fiscal 2026 recurring and other revenue.
•Total revenue is expected to be in the range of $1.880 billion to $1.895 billion, which represents approximately 7% growth over fiscal 2026 total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $690.0 million to $700.0 million.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, is expected to be in the range of $587.0 million to $597.0 million.
We are unable to reconcile forward-looking non-GAAP financial measures included in our guidance to their directly comparable GAAP financial measures because the information which is needed to complete the reconciliations is unavailable at this time without unreasonable effort.

Conference Call Details

Paylocity will host a conference call to discuss its fourth quarter and full fiscal 2026 results today at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through https://investors.paylocity.com/events-and-presentations where you will be provided with dial in details. A replay of the call will be available and archived via webcast at https://investors.paylocity.com/.
About Paylocity
Headquartered in Schaumburg, IL, Paylocity (NASDAQ: PCTY) is an award-winning provider of HCM, Finance, and IT software solutions. Paylocity offers one unified, easy-to-use platform that helps businesses across HR, Finance, and IT streamline operations, manage spend and talent, and build culture and connection-with AI embedded directly into everyday workflows to save time, reduce manual effort, and support better decisions. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help all employees achieve their best. For more information, visit www.paylocity.com.
Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures when reporting and discussing its financial results, including the financial measures in this release that are designated as being “non-GAAP.” Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance, as they provide investors with the company’s view of its financial performance. Management uses non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance, including comparisons of current results to prior periods’ results by excluding items the company does not believe reflect fundamental business performance and are not representative or indicative of its results of operations. Non-GAAP financial measures have limitations as an analytical tool and other companies may define their non-GAAP financial measures differently than we do. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in the accompanying tables to this release, as well as the definitions of those non-GAAP measures following such tables.
Safe Harbor/Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, future financial position and performance, anticipated results of operations, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include statements about management's estimates regarding future revenues and financial performance, and other statements about management’s beliefs, intentions or goals and are expressed in good faith and believed to be reasonable at the time such statements are made. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on such statements. These forward-looking statements involve risks and uncertainties, many of which are beyond Paylocity’s control, that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements. Factors that could cause actual results or events to differ materially from what is presented include, but are not limited to, the general economic conditions in regions in which Paylocity does business, changes in interest rates, business disruptions, reductions in employment and increases in business failures that have occurred or may occur in the future; Paylocity’s ability to leverage forms of artificial intelligence and machine learning in its technology, which may be constrained by current and future laws, regulations, interpretive positions or standards governing new and evolving technologies and ethical considerations that could restrict or impose burdensome and costly requirements on its ability to continue to leverage data in innovative ways; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; challenges related to cybersecurity threats and evolving cybersecurity regulations; Paylocity’s reliance on and ability to expand its referral network of third parties; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; risks related to acquisitions and investments in other businesses and technologies; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets; Paylocity’s ability to protect and defend its intellectual property and its use of open source software in its products; the risk that Paylocity’s security measures are compromised or a threat actor gains unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; the possibility that Paylocity may be adversely affected by other economic, business, and/or competitive factors; and other risks and potential factors that could affect Paylocity’s business and financial results that are identified in Paylocity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2025, as well as any revisions or supplements to the information in subsequent reports filed or furnished to the SEC. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and unless legally required, Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION
Consolidated Balance Sheets
(in thousands, except per share data)

	June 30,
	2025	2026
Assets
Current assets:
Cash and cash equivalents	$398,070	$271,917
Accounts receivable, net	41,642	50,093
Deferred contract costs	117,177	132,960
Prepaid expenses and other	50,943	57,582
Total current assets before funds held for clients	607,832	512,552
Funds held for clients	2,704,137	3,210,504
Total current assets	3,311,969	3,723,056
Capitalized internal-use software, net	132,317	143,594
Property and equipment, net	54,210	71,403
Operating lease right-of-use assets	35,997	33,137
Intangible assets, net	92,671	86,140
Goodwill	343,100	378,964
Long-term deferred contract costs	393,671	426,226
Long‑term prepaid expenses and other	7,739	10,363
Deferred income tax assets	17,754	11,475
Total assets	$4,389,428	$4,884,358

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,347	$10,944
Accrued expenses	193,081	200,279
Total current liabilities before client fund obligations	210,428	211,223
Client fund obligations	2,694,842	3,209,015
Total current liabilities	2,905,270	3,420,238
Long-term debt	162,500	81,250
Long-term operating lease liabilities	46,772	42,200
Other long-term liabilities	8,580	12,930
Deferred income tax liabilities	32,559	106,323
Total liabilities	$3,155,681	$3,662,941
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2025 and June 30, 2026	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2025 and June 30, 2026; 55,366 shares issued and outstanding at June 30, 2025 and 53,271 shares issued and outstanding at June 30, 2026	55	53
Additional paid-in capital	327,518	52,271
Retained earnings	900,583	1,170,324
Accumulated other comprehensive income (loss)	5,591	(1,231)
Total stockholders' equity	$1,233,747	$1,221,417
Total liabilities and stockholders’ equity	$4,389,428	$4,884,358

PAYLOCITY HOLDING CORPORATION
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2025	2026	2025	2026
Revenues:
Recurring and other revenue	$369,886	$415,594	$1,471,801	$1,651,362
Interest income on funds held for clients	30,851	29,140	123,420	119,964
Total revenues	400,737	444,734	1,595,221	1,771,326
Cost of revenues	128,865	144,350	498,223	545,824
Gross profit	271,872	300,384	1,096,998	1,225,502
Operating expenses:
Sales and marketing	100,878	103,700	374,216	393,878
Research and development	51,040	55,528	205,851	221,389
General and administrative	53,727	56,734	212,907	224,242
Total operating expenses	205,645	215,962	792,974	839,509
Operating income	66,227	84,422	304,024	385,993
Other income	572	753	5,039	1,310
Income before income taxes	66,799	85,175	309,063	387,303
Income tax expense	18,193	24,872	81,936	117,562
Net income	$48,606	$60,303	$227,127	$269,741
Other comprehensive income (loss), net of tax	1,882	(2,445)	6,527	(6,822)
Comprehensive income	$50,488	$57,858	$233,654	$262,919

Net income per share:
Basic	$0.88	$1.13	$4.08	$4.99
Diluted	$0.86	$1.12	$4.02	$4.92

Weighted-average shares used in computing net income per share:
Basic	55,322	53,491	55,649	54,082
Diluted	56,255	53,964	56,550	54,770
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three and twelve months ended June 30 are included in the above line items:

	Three Months Ended June 30,		Year Ended June 30,
	2025	2026	2025	2026
Cost of revenues	$3,595	$3,452	$19,314	$16,914
Sales and marketing	7,804	6,089	36,897	32,857
Research and development	7,352	5,661	38,667	32,827
General and administrative	13,267	13,035	55,185	61,549
Total stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$32,018	$28,237	$150,063	$144,147

PAYLOCITY HOLDING CORPORATION
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended June 30,
	2024	2025	2026
Cash flows from operating activities:
Net income	$206,766	$227,127	$269,741
Adjustments to reconcile net income to net cash provided by operating activities
Stock-based compensation expense	146,032	142,820	138,657
Depreciation and amortization expense	76,426	99,636	111,797
Deferred income tax expense (benefit)	27,835	(3,208)	82,947
Provision for credit losses	1,565	1,382	1,905
Net amortization of premiums (accretion of discounts) on available-for-sale securities	(4,378)	(2,025)	(1,498)
Other	(962)	1,045	1,350
Changes in operating assets and liabilities:
Accounts receivable	(8,186)	(3,557)	(7,929)
Deferred contract costs	(70,337)	(62,922)	(47,933)
Prepaid expenses and other	(5,829)	(7,819)	(11,205)
Accounts payable	2,423	7,287	(6,472)
Accrued expenses and other	13,315	18,460	1,892
Net cash provided by operating activities	384,670	418,226	533,252
Cash flows from investing activities:
Purchases of available-for-sale securities	(304,465)	(260,997)	(271,378)
Proceeds from sales and maturities of available-for-sale securities	294,438	160,067	272,115
Capitalized internal-use software costs	(60,726)	(62,402)	(69,302)
Purchases of property and equipment	(18,028)	(13,073)	(36,152)
Acquisitions of businesses, net of cash and funds held for clients acquired	(12,031)	(277,851)	(49,183)
Other investing activities	(1,079)	(1,292)	(893)
Net cash used in investing activities	(101,891)	(455,548)	(154,793)
Cash flows from financing activities:
Net change in client fund obligations	325,056	(297,923)	514,173
Borrowings under credit facility	—	325,000	—
Repayment of credit facility	—	(162,500)	(81,250)
Repurchases of common shares	(150,000)	(149,638)	(398,113)
Proceeds from employee stock purchase plan	19,143	19,682	18,222
Taxes paid related to net share settlement of equity awards	(52,549)	(60,034)	(43,686)
Other financing activities	(72)	(408)	(365)
Net cash provided by (used in) financing activities	141,578	(325,821)	8,981
Net change in cash, cash equivalents and funds held for clients' cash and cash equivalents	424,357	(363,143)	387,440
Cash, cash equivalents and funds held for clients' cash and cash equivalents—beginning of year	2,421,312	2,845,669	2,482,526
Cash, cash equivalents and funds held for clients' cash and cash equivalents—end of year	$2,845,669	$2,482,526	$2,869,966
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment and internal-use software, accrued but not paid	$1,118	$1,833	$1,328
Liabilities assumed for acquisitions	$378	$55,730	$4,037
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$494	$12,758	$5,570
Reconciliation of cash, cash equivalents and funds held for clients' cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$401,811	$398,070	$271,917
Funds held for clients' cash and cash equivalents	2,443,858	2,084,456	2,598,049
Total cash, cash equivalents and funds held for clients' cash and cash equivalents	$2,845,669	$2,482,526	$2,869,966

Paylocity Holding Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
(In thousands except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2025	2026	2025	2026
Reconciliation from Gross profit to Adjusted gross profit:
Gross profit	$271,872	$300,384	$1,096,998	$1,225,502
Amortization of capitalized internal-use software costs	16,090	18,316	59,948	70,496
Amortization of certain acquired intangibles	4,606	4,990	16,168	18,553
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	3,595	3,452	19,314	16,914
Other items (1)	584	354	1,365	696
Adjusted gross profit	$296,747	$327,496	$1,193,793	$1,332,161

	Three Months Ended June 30,		Year Ended June 30,
	2025	2026	2025	2026
Reconciliation from Operating income to Non-GAAP Operating income:
Operating income	$66,227	$84,422	$304,024	$385,993
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	32,018	28,237	150,063	144,147
Amortization of acquired intangibles	5,268	5,797	19,120	21,331
Other items (2)	2,109	1,744	11,182	5,815
Non-GAAP Operating income	$105,622	$120,200	$484,389	$557,286

	Three Months Ended June 30,		Year Ended June 30,
	2025	2026	2025	2026
Reconciliation from Net income to Non-GAAP Net income:
Net income	$48,606	$60,303	$227,127	$269,741
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	32,018	28,237	150,063	144,147
Amortization of acquired intangibles	5,268	5,797	19,120	21,331
Other items (2)	2,109	1,744	11,182	5,815
Income tax effect on adjustments (3)	(47)	3,328	(1,842)	14,108
Non-GAAP Net income	$87,954	$99,409	$405,650	$455,142

	Three Months Ended June 30,		Year Ended June 30,
	2025	2026	2025	2026
Calculation of Non-GAAP Net income per share:
Non-GAAP Net income	$87,954	$99,409	$405,650	$455,142
Diluted weighted-average number of common shares	56,255	53,964	56,550	54,770
Non-GAAP Net income per share	$1.56	$1.84	$7.17	$8.31

	Three Months Ended June 30,		Year Ended June 30,
	2025	2026	2025	2026
Reconciliation from Net income to Adjusted EBITDA and Adjusted EBITDA excluding interest income on funds held for clients
Net income	$48,606	$60,303	$227,127	$269,741
Interest expense	3,371	1,130	13,053	5,828
Income tax expense	18,193	24,872	81,936	117,562
Depreciation and amortization expense	26,452	29,243	99,636	111,797
EBITDA	96,622	115,548	421,752	504,928
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	32,018	28,237	150,063	144,147
Other items (2)	2,109	1,744	11,182	5,815
Adjusted EBITDA	$130,749	$145,529	$582,997	$654,890
Interest income on funds held for clients	$(30,851)	$(29,140)	$(123,420)	$(119,964)
Adjusted EBITDA excluding interest income on funds held for clients	$99,898	$116,389	$459,577	$534,926

	Three Months Ended June 30,		Year Ended June 30,
	2025	2026	2025	2026
Reconciliation of Non-GAAP sales and marketing:
Sales and marketing	$100,878	$103,700	$374,216	$393,878
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	7,804	6,089	36,897	32,857
Less: Other items (2)	320	258	1,544	760
Non-GAAP sales and marketing	$92,754	$97,353	$335,775	$360,261

	Three Months Ended June 30,		Year Ended June 30,
	2025	2026	2025	2026
Reconciliation of Non-GAAP total research and development:
Research and development	$51,040	$55,528	$205,851	$221,389
Add: Capitalized internal-use software costs	16,839	20,201	62,402	69,302
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	7,352	5,661	38,667	32,827
Less: Other items (2)	452	528	2,121	1,720
Non-GAAP total research and development	$60,075	$69,540	$227,465	$256,144

	Three Months Ended June 30,		Year Ended June 30,
	2025	2026	2025	2026
Reconciliation of Non-GAAP general and administrative:
General and administrative	$53,727	$56,734	$212,907	$224,242
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	13,267	13,035	55,185	61,549
Less: Amortization of certain acquired intangibles	662	807	2,952	2,778
Less: Other items (2)	753	604	6,152	2,639
Non-GAAP general and administrative	$39,045	$42,288	$148,618	$157,276

	Year Ended June 30,
	2025	2026
Reconciliation of Free cash flow, Free cash flow excluding interest income on funds held for clients and Adjusted free cash flow excluding interest income on funds held for clients:
Net cash provided by operating activities	$418,226	$533,252
Capitalized internal-use software costs	(62,402)	(69,302)
Purchases of property and equipment	(13,073)	(36,152)
Free cash flow	$342,751	$427,798
Less: Interest income on funds held for clients	(123,420)	(119,964)
Free cash flow excluding interest income on funds held for clients	$219,331	$307,834
Cash paid for other items (4)	8,032	8,297
Adjusted free cash flow excluding interest income on funds held for clients	$227,363	$316,131
(1) Represents acquisition-related costs and severance cost adjustments related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(2) Represents acquisition and nonrecurring transaction-related costs and severance costs related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(3) Includes the income tax effect on non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, amortization of acquired intangibles and other items, which include acquisition and nonrecurring transaction-related costs and severance costs related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(4) Represents cash paid for acquisition and nonrecurring transaction-related costs and severance costs related to certain roles that have been eliminated.
Definitions of our Non-GAAP Measures
Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA Excluding Interest Income on Funds Held for Clients, and Adjusted EBITDA Excluding Interest Income on Funds Held for Clients Margin
Adjusted EBITDA is calculated as net income before interest expense, income tax expense, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described above in this release. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenues.
Adjusted EBITDA excluding interest income on funds held for clients is calculated in the same manner as Adjusted EBITDA and is further adjusted to eliminate interest income on funds held for clients. Adjusted EBITDA excluding interest income on funds held for clients margin is Adjusted EBITDA excluding interest income on funds held for clients divided by recurring and other revenue.
Adjusted Gross Profit and Adjusted Gross Profit Margin
Adjusted gross profit is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of capitalized internal-use software costs and certain acquired intangibles and other items as described above in this release.
Adjusted gross profit margin is calculated as adjusted gross profit as described in the preceding sentence divided by total revenues.
Non-GAAP Operating Income, Non-GAAP Net Income, and Non-GAAP Income Per Share
Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described above in this release.
Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described above in this release, including the income tax effect on these items.
Non-GAAP Sales and Marketing Expense, Non-GAAP Sales and Marketing Expense Margin, Non-GAAP Total Research and Development, Non-GAAP Total Research and Development Margin, Non-GAAP General and Administrative Expense, and Non-GAAP General and Administrative Expense Margin
Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described above in this release. Non-GAAP sales and marketing margin is calculated by dividing non-GAAP sales and marketing by total revenues.
Non-GAAP total research and development is adjusted for capitalized internal-use software costs paid and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described above in this release. Non-GAAP total research and development margin is calculated by dividing non-GAAP total research and development by total revenues.
Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of certain acquired intangibles and other items as described above in this release. Non-GAAP general and administrative margin is calculated by dividing non-GAAP general and administrative expense by total revenues.
Free Cash Flow, Free Cash Flow Margin, Free Cash Flow Excluding Interest on Funds Held for Clients, Free Cash Flow Excluding Interest on Funds Held for Clients Margin, Adjusted Free Cash Flow Excluding Interest on Funds Held for Clients and Adjusted Free Cash Flow Excluding Interest on Funds Held for Clients Margin
Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs and purchases of property and equipment. Free cash flow margin is calculated by dividing free cash flow by total revenues.
Free cash flow excluding interest income on funds held for clients is defined in the same manner as free cash flow but also excludes interest income on funds held for clients. Free cash flow margin excluding interest income on funds held for clients is calculated by dividing free cash flow excluding interest income on funds held for clients by recurring and other revenue.
Adjusted free cash flow excluding interest income on funds held for clients is defined in the same manner as free cash flow excluding interest income on funds held for clients plus cash paid for other items as described above in this release. Adjusted free cash flow margin excluding interest income on funds held for clients is calculated by dividing adjusted free cash flow excluding interest income on funds held for clients by recurring and other revenue.